UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2010

SureWest Communications

(Exact name of registrant as specified in its charter)

California	000-29660	68-0365195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8150 Industrial Avenue, Roseville, California	95678
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 772-2000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Effective March 24, 2010, each of the current directors, officers and key employees of SureWest Communications (the “Company”) entered into a form of Indemnification Agreement (the “Indemnification Agreement”) with the Company. The Indemnification Agreement provides that the Company will indemnify the director, officer or key employee (the “Indemnitee”) against all expenses (as defined in the agreement), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee and arising out of the Indemnitee’s service as a director, officer or key employee to the fullest extent permitted by the Company’s certificate of incorporation, bylaws and the General Corporation Law of the State of California or other applicable law and to any greater extent that applicable law may in the future permit. The Indemnification Agreement further provides procedures for the determination of an Indemnitee’s right to receive indemnification and the advancement of expenses. In addition, the Indemnification Agreement provides that in the event of a change in control transaction, the Company will obtain substantially equivalent directors and officers liability insurance covering a six-year period following the transaction, subject to reasonable premium limitations.

The foregoing description of the Indemnification Agreement is a general description only and is qualified in its entirety by reference to the Indemnification Agreement, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREWEST COMMUNICATIONS

(Registrant)

By:	/s/ Steven C. Oldham
Steven C. Oldham

President and Chief Executive Officer

Date:  March 24, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement.